Exhibit 10.8
SEVENTH AMENDMENT TO LOAN AGREEMENT
     THIS SEVENTH AMENDMENT TO LOAN AGREEMENT (the “Seventh Amendment”) dated as of the 31st day of December, 2009, to the Loan Agreement (the “Loan Agreement”), made and entered into as of December 31, 2004, by and among FIRST FINANCIAL BANKSHARES, INC., a Texas corporation, (the “Borrower”) and THE FROST NATIONAL BANK (the “Lender”). All capitalized terms not otherwise defined herein shall have the meaning ascribed to each of them in the Loan Agreement.
WITNESSETH:
     WHEREAS, Borrower executed the Loan Agreement to govern those certain promissory notes from Lender, specifically, that certain $50,000,000.00 Note (the “Note”);
     WHEREAS, the Borrower has executed amendments to Loan Agreement as evidenced by the First Amendment to Loan Agreement dated as of December 31, 2005, the Second Amendment to Loan Agreement dated December 31, 2006, the Third Amendment to Loan Agreement dated December 31, 2007, and the Fourth Amendment to Loan Agreement dated July 24, 2008, the Fifth Amendment to Loan Agreement dated December 31, 2008 and the Sixth Amendment to Loan Agreement dated June 16, 2009;
     WHEREAS, the Borrower desires to reduce the principal balance of the Note and renew and extend the unpaid principal balance of the Note; and
     WHEREAS, the Lender agrees to reduce the principal balance of the Note and renew, extend and modify the Note, all as hereinafter provided.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender do hereby agree as follows:
ARTICLE I
Amendment to Loan Agreement
     1.1 Amendment to Definitions in the Loan Agreement. Borrower and Lender agree to, and do hereby, amend the Loan Agreement by deleting the definitions of Bank and Security Instruments in their entirety and substituting therefore new definitions which shall be and hereby read as follows:
“Bank” shall mean any banks and financial institutions, whether chartered by the federal government or any state, which are subsidiaries of the Borrower.
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     “Security Instruments” shall mean any documents executed to secure the Obligations. On Closing Date, the Loan is unsecured except for the Guaranty of FFBD.
     Borrower and Lender agree to, and do hereby, amend the Loan Agreement by adding the definition of “Prime Rate” as follows:
     “Prime Rate” shall mean the Prime Rate referenced in The Wall Street Journal in the “Money Rates” column. If the Prime Rate ceases to be made available by the publisher or, or any successor to the publisher of The Wall Street Journal, the interest rate will be determined by using a comparable index. If more than one Prime Rate is quoted, the higher rate shall apply. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.
     1.2 Amendment to Section 2.01 of the Loan Agreement. Borrower and Lender agree to, and do hereby, amend Section 2.01 of the Loan Agreement to read in its entirety as follows:
     2.01 The Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make the Loan to Borrower in the principal amount of TWENTY FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) which loan shall be for the sole purpose of financing bank acquisitions, working capital needs and treasury stock repurchases.
     1.3 Amendment to Section 2.02(a) of the Loan Agreement. Borrower and Lender agree to, and do hereby, amend the Loan Agreement by deleting Section 2.02(a) of the Loan Agreement in its entirety and substituting therefore the following paragraphs:
     “2.02 The Note. The obligation of Borrower to pay the Loan shall be evidenced by a promissory note (the “Note”) executed by Borrower and payable to the order of Lender, in the principal amount of $25,000,000 bearing interest at the variable rate set forth in the Note. The Borrower shall pay principal and interest in accordance with the terms of the Note, with the maturity date being as set forth in the Note.
     (a) Advances. From Closing Date and continuing at all times through June 30, 2011 (the “Revolving Credit Period”) the Loan evidenced by the Note shall be a revolving credit facility which will allow the Borrower to request such amounts as Borrower may elect from time to time (each such amount being herein called an “Advance”) so long as the aggregate amount of Advances outstanding at any time under the Note does not exceed Twenty Five Million and No/100 Dollars ($25,000,000.00) provided however, the minimum Advance must be at least $500,000.00. The Borrower shall have the right to borrow, repay, and borrow again during the Revolving Credit Period.
     1.4 Amendment to Section 2.02(c) of the Loan Agreement. Borrower and Lender
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agree to, and do hereby, amend the Loan Agreement by deleting the first sentence of Section 2.02(c) of the Loan Agreement in its entirety and substituting therefor the following sentence:
     “(c) Interest Calculation. Adjustments in the interest rate shall be made on the first day of each calendar quarter for any change in LIBOR, and adjustments due to any change in the Prime Rate, or any change in the Highest Lawful Rate shall be made as of the effective date of such change.”
     1.5 Amendment to Section 2.03 of the Loan Agreement. Borrower and Lender agree to, and do hereby, amend Section 2.03 of the Loan Agreement to read in its entirety as follows:
     “2.03 Security for the Loan. To secure full and complete payment and performance of the Obligations, Borrower shall cause to be executed and delivered (which, together with all property which may hereafter be delivered to secure the Obligations, being herein called “Collateral”) a Guaranty Agreement executed by FFBD.
     1.6 Amendment to Section 2.04 of the Loan Agreement. Borrower and Lender agree to, and do hereby, amend Section 2.04 of the Loan Agreement by deleting 2.04(d) in its entirety and relettering Section 2.04(e) through (l) to be Section 2.04(d) through (k).
     1.7 Amendment to Section 3.11 of the Loan Agreement. Borrower and Lender agree to, and do hereby, amend Section 3.11 of the Loan Agreement to read in its entirety as follows:
     “3.11 Title to Assets. Borrower owns 100% of the stock of FFBD, free of any lien or claim or any right or option on the part of any third person to purchase or otherwise acquire such stock or any part thereof. FFBD owns 100% of the stock of each Bank free of any lien or claim or any right or option on the part of any third person to purchase or otherwise acquire the Bank or any part thereof.
     1.8 Amendment to Section 5.02 of the Loan Agreement. Borrower and Lender agree to, and do hereby, amend Section 5.02 of the Loan Agreement to read in its entirety as follows:
     “5.02 Return on Equity. The Borrower shall not permit the Return on Equity of Borrower to be less than eight percent (8.0%), calculated at the end of each fiscal quarter.”
     1.9 Amendment to Section 5.03 of the Loan Agreement. Borrower and Lender agree to, and do hereby, amend Section 5.03 of the Loan Agreement to read in its entirety as follows:
     “5.03 Return on Assets. The Borrower shall not permit the Return on Assets of Borrower to be less than one percent (1.0%), calculated at the end of each fiscal quarter based on year-to-date information.”
     1.10 Amendment to Section 5.04 of the Loan Agreement. Borrower and Lender agree
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to, and do hereby, amend Section 5.04 of the Loan Agreement to read in its entirety as follows:
     “5.04 Non-Performing Assets Ratio. Borrower shall not permit the Non-Performing Assets Ratio of Borrower to be less than 1.0 to 1.0, to be calculated at the end of each fiscal quarter.”
ARTICLE II
Conditions of Effectiveness
     2.1 Effective Date. This Seventh Amendment shall become effective as of December 31, 2009, when, and only when, Lender shall have received counterparts of this Seventh Amendment executed and delivered by Borrower and Lender, and when each of the following conditions shall have been met, all in form, substance, and date satisfactory to Lender:
     (a) Closing Documents. Borrower shall have executed and delivered to Lender (I) a Renewal Promissory Note, payable to the order of Lender as set forth therein, duly executed on behalf of the Borrower, dated effective December 31, 2009 in the principal amount of $25,000,000.00, (ii) Arbitration and Notice of Final Agreement, (iii) Certificate of Corporate Resolutions, and (iv) this Seventh Amendment.
     (b) Additional Loan Documents. Borrower shall have executed and delivered to Lender such other documents as shall have been requested by Lender to renew, and extend, the Loan Documents to secure payment of the Obligations of Borrower, all in form satisfactory to Lender and its counsel.
ARTICLE III
Representations and Warranties
     3.1 Representations and Warranties. In order to induce Lender to enter into this Seventh Amendment, Borrower represents and warrants the following:
     (a) Borrower has the corporate power to execute and deliver this Seventh Amendment, the Renewal Promissory Note, and other Loan Documents and to perform all of its obligations in connection herewith and therewith.
     (b) The execution and delivery by Borrower of this Seventh Amendment, the Renewal Promissory Note, and other Loan Documents and the performance of its obligations in connection herewith and therewith: (I) have been duly authorized or will be duly ratified and affirmed by all requisite corporate action; (ii) will not violate any provision of law, any order of any court or agency of government or the Articles of Incorporation or Bylaws of such entity; (iii) will not be in conflict with, result in a breach of
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or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument; and (iv) will not require any registration with, consent or approval of or other action by any federal, state, provincial or other governmental authority or regulatory body.
     (c) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or any properties or rights of Borrower, or involving this Seventh Amendment or the transactions contemplated hereby which, if adversely determined, would materially impair the right of Borrower to carry on business substantially as now conducted or materially and adversely affect the financial condition of Borrower, or materially and adversely affect the ability of Borrower to consummate the transactions contemplated by this Seventh Amendment.
     (d) The representations and warranties of Borrower contained in the Loan Agreement, this Seventh Amendment, the Renewal Promissory Note, and any other Loan Document securing Borrower’s Obligations and indebtedness to Lender are correct and accurate on and as of the date hereof as though made on and as of the date hereof, except to the extent that the facts upon which such representations are based have been changed by the transactions herein contemplated.
ARTICLE IV
Ratification of Obligations
     4.1 Ratification of Obligation. The Borrower does hereby acknowledge, ratify and confirm that it is obligated and indebted to Lender as evidenced by the Loan Agreement (as amended by the Seventh Amendment), the Renewal Promissory Note and all other Loan Documents.
     4.2 Ratification of Agreements. The Loan Agreement, this Seventh Amendment, the Renewal Promissory Note, and each other Loan Document, as hereby amended, are acknowledged, ratified and confirmed in all respects as being valid, existing, and of full force and effect. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Loan Agreement as amended by this Seventh Amendment. The execution, delivery and effectiveness of this Seventh Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement.
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ARTICLE V
Miscellaneous
     5.1 Survival of Agreements. All representations, warranties, covenants and agreements of Borrower, herein or in any other Loan Document shall survive the execution and delivery of this Seventh Amendment, and the other Loan Documents and the performance hereof and thereof, including without limitation the making or granting of the Loan and the delivery of the Renewal Promissory Note and all other Loan Documents, and shall further survive until all of Borrower’s Obligations to Lender are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Documents to Lender shall be deemed to constitute the representations and warranties by Borrower and/or agreements and covenants of Borrower under this Seventh Amendment and under the Loan Agreement.
     5.2 Loan Document. This Seventh Amendment, the Renewal Promissory Note, and each other Loan Document executed in connection herewith are each a Loan Document and all provisions in the Loan Agreement, as amended, pertaining to Loan Documents apply hereto and thereto.
     5.3 Governing Law. This Seventh Amendment shall be governed by and construed in all respects in accordance with the laws of the State of Texas and any applicable laws of the United States of America, including construction, validity and performance.
     5.4 Counterparts. This Seventh Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Seventh Amendment.
     5.5 Release of Claims. Borrower, by its execution of this Seventh Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan, the renewal, modification and extension of the Loan, any documents mentioned herein or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action which may exist, whether known or unknown, such items are hereby expressly waived and released by Borrower.
     5.6 ENTIRE AGREEMENT. THIS SEVENTH AMENDMENT, TOGETHER WITH ANY LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, CONTAINS THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND ALL PRIOR AGREEMENTS RELATIVE THERETO WHICH ARE NOT CONTAINED HEREIN OR THEREIN ARE TERMINATED. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS SEVENTH AMENDMENT, AND THE LOAN DOCUMENTS MAY BE AMENDED, REVISED, WAIVED, DISCHARGED, RELEASED OR TERMINATED ONLY BY A WRITTEN INSTRUMENT OR
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INSTRUMENTS, EXECUTED BY THE PARTY AGAINST WHICH ENFORCEMENT OF THE AMENDMENT, REVISION, WAIVER, DISCHARGE, RELEASE OR TERMINATION IS ASSERTED. ANY ALLEGED AMENDMENT, REVISION, WAIVER, DISCHARGE, RELEASE OR TERMINATION WHICH IS NOT SO DOCUMENTED SHALL NOT BE EFFECTIVE AS TO ANY PARTY.
     IN WITNESS WHEREOF, this Seventh Amendment is executed effective as of the date first written above.

BORROWER:	FIRST FINANCIAL BANKSHARES, INC.
	By:	/s/ F. Scott Dueser
Its: CEO/President

LENDER:	THE FROST NATIONAL BANK
	By:	/s/ Jerry L. Crutsinger
Jerry L. Crutsinger, Senior Vice President

     The Guarantor is executing this Seventh Amendment to acknowledge the terms and conditions of the renewal.

GUARANTOR:	FIRST FINANCIAL BANKSHARES OF DELAWARE, INC.
	By:	/s/ Gary L. Webb
Its: President

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